Exhibit 1.1

Execution Copy

GOLAR LNG PARTNERS LP

8,500,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

December 5, 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

Ladies and Gentlemen:

Golar LNG Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), proposes to issue and sell to the underwriters named on Schedule I hereto (the “Underwriters”) 5,100,000 common units (the “Firm Units”) of the Partnership, each representing a limited partner interest in the Partnership (the “Common Units”).  Golar LNG Limited, a Bermuda exempted company (“Golar”), proposes to sell to the Underwriters 3,400,000 Common Units (the “Selling Unitholder Units”) of the Partnership.  The Firm Units, and the Selling Unitholder Units are hereinafter collectively called the “Units.”  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 21 hereof.

Golar GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), serves as the sole general partner of the Partnership.  Golar Partners Operating LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company”), is a wholly owned direct subsidiary of the Partnership.  The entities set forth on Schedule II hereto are direct or indirect subsidiaries of the Operating Company and are referred to herein collectively as the “Operating Subsidiaries.”

The General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Partnership Parties.”  The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.”  The Partnership Entities and Golar are collectively referred to herein as the “Golar Entities” and each, individually, as a “Golar Entity.”

This is to confirm the agreement among the Partnership Parties, Golar and the Underwriters concerning the purchase of the Units from each of the Partnership and Golar by the Underwriters.

1.                                      Representations and Warranties.  Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 Registration.  The Partnership meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (File number 333-181094) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to the Underwriters.  The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Underwriters, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)                                 No Material Misstatements or Omissions.  On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b), including but not limited to any statements therein with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)                                  No Material Misstatements or Omissions in Disclosure Package.  (i) The Disclosure Package, when taken together as a whole, and (ii) each bona fide electronic road show, when taken together as a whole with the Disclosure Package, do not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)                                 No Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e)                                  Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in  9(c) hereof.

(f)                                   Formation and Qualification of Partnership Entities.  Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation with all limited liability company, limited partnership or corporate power and authority, as applicable, to enter into and perform its obligations under the Purchase Agreement (as hereinafter defined) , to the extent that it is a party to the Purchase Agreement, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and to conduct its business as currently conducted or as to be conducted on the Closing Date, in each case as described in the Disclosure Package and the Prospectus.  Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders’ equity, results of operations, business or properties of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g)                                  Power and Authority to Act as a General Partner.  The General Partner has, and on the Closing Date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus.

(h)                                 Ownership of the General Partner.  Golar owns, and on the Closing Date will own, 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect on the date hereof (the “General Partner LLC Agreement”) and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”)); and Golar owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”).

(i)                                     Ownership of the General Partner Interest in the Partnership.  As of the date hereof, the General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership, which is represented by 1,153,325 general partner units (the “General Partner Units”); on the Closing Date, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, which will be represented by 1,257,407 General Partner Units; the General Partner Units have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended and restated on or prior to the date hereof, the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement and as described in the Disclosure Package).

(j)                                    Ownership of Sponsor Units and Incentive Distribution Rights.  (i) As of the date hereof, Golar owns 12,238,096 Common Units and 15,949,831 Subordinated Units (all such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”); on the Closing Date, Golar will own 8,838,096 Common Units and 15,949,831 Subordinated Units; (ii) the General Partner owns 81% of the Partnership’s incentive distribution rights (the “General Partner Incentive Distribution Rights”); and (iii) Golar LNG Energy Limited, a Bermuda exempted company and an indirect subsidiary of Golar (“Golar Energy”), owns 19% of the Partnership’s incentive distribution rights (the “Golar Energy Incentive Distribution Rights” and together with the General Partner Incentive Distribution Rights, the “Incentive Distribution Rights”).  All of the Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Disclosure Package and the Prospectus and except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and Golar, Golar Energy and the General Partner own the Sponsor Units and the Incentive Distribution Rights, respectively, free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, Liens under Golar’s 3.75% Convertible Bonds and as described in the Disclosure Package).

(k)                                 Ownership of the Operating Company.  The Partnership owns, and on the Closing Date will own, a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated on or prior to the date hereof, the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of The Marshall Islands LLC Act); and the Partnership owns such membership interest free and clear of all Liens other than Liens arising under the $285 million Senior Secured Credit Agreement, dated as of September 29, 2008, among the Partnership and the lenders party thereto (the “Credit Agreement”).

(l)                                     Ownership of the Operating Subsidiaries.  As of the date hereof, the Operating Company owns, and on the Closing Date will own, directly or indirectly, 100% of the equity interests in each of the Operating Subsidiaries, except Aurora Management Inc. and Faraway Maritime Shipping Company, in which it owns, directly or indirectly, 90% and 60%, respectively, of such equity interests and in which Chinese Petroleum Corporation owns, directly or indirectly, 10% and 40%, respectively, of such equity interests and except PT Golar Indonesia, in which it owns 49% of such equity interests and in which PT Pesona Sentra Utama owns 51% of such equity interests; in each case, such equity interests have been duly authorized and validly issued in accordance with the charter, bylaws, limited liability company agreement or other organizational documents of each Operating Subsidiary (the “Subsidiary Organizational Documents”) and are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable; and the Operating Company owns such equity interests free and clear of all Liens other than Liens arising under the Credit Agreement, Liens under joint venture agreements regarding the Golar Mazo (the “Mazo JV Documents”), Liens arising under and related to the Lease Agreement dated August 27, 2003 among A&L CF June (3) Limited and Golar LNG 2215 Corporation, as amended, in respect of the Methane Princess, the Facility Agreement dated June 25, 2013 by and among the  Operating Company, as borrower, and Commonwealth Bank of Australia, DNB Bank ASA, Nordea Bank Norge ASA, Oversea-Chinese Banking Corporation Limited, and Skandinaviska Enskilda Banken AB, as arrangers, and Golar LNG Partners LP, as guarantor (the “Winter and Grand Facility Agreement”), in respect of the Golar Winter and the Golar Grand, Liens arising under the Credit Facility dated June 17, 2010 by and among Golar Freeze Holding Co., DnB Bank ASA (formerly DnB NOR Bank ASA), as facility agent, and the lenders party thereto (the “Freeze Credit Facility”), in respect of the Golar Freeze and Liens arising under the Amending and Restating Loan Agreement dated February 27, 2008, by and among certain banks and financial institutions, as lenders, Fokus Bank, Norwegian Branch of Danske Bank AS, as swap bank and succeeding agent, DDB AS, as retiring agent and security trustee, and Golar LNG 2234 Corporation, as borrower, in respect of the Golar Maria (the “Maria Credit Facility”).

(m)                             No Other Subsidiaries.  Except as described in Sections 1(i), 1(j), 1(k) and 1(l), none of the Partnership Entities owns or, on the Closing Date, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)                                 Capitalization.  As of September 30, 2013, the Partnership had a capitalization as set forth in the “Capitalization” section of the Prospectus.

(o)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(p)                                 Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The Partnership has all requisite partnership power and authority to issue, sell and deliver the Firm Units to the Underwriters in accordance with and upon the terms set forth in this Agreement, the Disclosure Package and the Prospectus. On each Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their securityholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Firm Units, the execution and delivery by the Partnership Entities of this Agreement and the consummation of the transactions contemplated by this Agreement to take place as of or prior to the Closing Date, shall have been validly taken.

(q)                                 Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(r)                                    Authorization, Execution, Delivery and Enforceability of Other Agreements.  On or before the Closing Date:

(i)                                     the General Partner LLC Agreement has been duly authorized, executed and delivered by Golar and is a valid and legally binding agreement of Golar, enforceable against Golar in accordance with its terms;

(ii)                                  the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and Golar and is a valid and legally binding agreement of the General Partner and Golar, enforceable against each of them in accordance with its terms;

(iii)                               the Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(iv)                              the Purchase, Sale and Contribution Agreement dated December 5, 2013 by and among the Partnership, Golar and the Operating Company related to the acquisition of all of the issued and outstanding membership interests of Golar Hull M2031 Corp, a Republic of The Marshall Islands corporation (the “Acquisition Subsidiary”) (the “Purchase Agreement”), has been duly authorized, executed and delivered by the Partnership, Golar and the Operating Company and is a valid and legally binding agreement of the Partnership, Golar and the Operating Company, enforceable against the Partnership, Golar and the Operating Company in accordance with its terms;

provided, however, that with respect to each agreement described in this Section 1(r), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

The agreements described in clauses (i) through (iii) of this Section 1(r) are herein collectively referred to as the “Organizational Documents.”

(s)                                   No Conflicts.  None of (i) the offering or sale by the Partnership of the Firm Units to be issued and sold by the Partnership, pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Purchase Agreement by the Partnership Entities party hereto or thereto, or (iii) the consummation of the transactions contemplated hereby or thereby (A) constituted, constitutes or will constitute a violation of the Organizational Documents or any of the organizational documents of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens arising under the Igloo Credit Agreement (as that term is defined in the Purchase Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement or the Purchase Agreement.

(t)                                    No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the issuance, offering or sale by the Partnership of the Firm Units, (ii) the execution, delivery and performance of this Agreement and the Purchase Agreement or the fulfillment of the terms hereof or thereof by the Partnership Entities party hereto or thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Purchase Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) for such permits, consents or approvals as may be required in connection with the transactions contemplated by the Purchase Agreement, (iii) for such consents that have been, or prior to the Closing Date will be, obtained and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 No Defaults.  None of the Partnership Entities is (i) in violation of its organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Purchase Agreement.

(v)                                 Conformity of Units to Description.  The Firm Units, when delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(w)                               No Labor Dispute.  Except as set forth in the Disclosure Package and the Prospectus, no labor problem or dispute with the employees of any Partnership Entity exists or, to the knowledge of the Partnership Entities, is threatened or imminent, and none of the Partnership Entities is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(x)                                 Financial Statements.  The historical financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)                                 Independent Registered Public Accounting Firm.  PricewaterhouseCoopers LLP, who has audited certain financial statements included in the Registration Statement, the Disclosure Package and the Prospectus of the Partnership, its combined predecessors and the General Partner and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”).

(z)                                  Absence of Litigation.  Except as described in the Disclosure Package and the Prospectus, there is no (i) action, suit or proceeding before or by any court,

arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the property of any of the Partnership Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Partnership Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units or (C) in any manner draw into question the validity of this Agreement.

(aa)                          Title to Properties.  As of the date hereof, the Partnership Entities have, and on the Closing Date will have, good title to all personal property described in the Disclosure Package and the Prospectus to be owned by the Partnership Entities, and each of the Partnership Entities and, to the Partnership Parties’ knowledge, the other entities identified on Exhibit B hereto hold the interest in the applicable vessel set forth opposite its name on Exhibit B (“Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, (ii) that arise from indebtedness expressly assumed by the Partnership, the Operating Company or the Operating Subsidiaries pursuant to the Purchase Agreement or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Prospectus (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).  As of the date hereof, the Partnership Entities do not, and at each Closing Date will not, own, lease or otherwise have interest in any real property.

(bb)                          Vessel Registration.  Each Vessel is duly registered under the laws of the jurisdiction set forth on Exhibit B.

(cc)                            Tax Returns.  Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(dd)                          Insurance.  The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Partnership Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ee)                            Distribution Restrictions.  Except as provided by Section 43 of The Marshall Islands Business Corporation Act or Section 5.9 of the Liberian Business Corporation Act, the Credit Agreement, the Loan Agreement dated October 18, 2011 among Golar, as lender, and the Partnership, as borrower, the Freeze Credit Facility, the Mazo JV Documents, the Winter and Grand Facility Agreement and the Maria Credit Facility, no subsidiary of the Partnership or the Operating Company is currently prohibited, directly or indirectly, from paying any distributions to the Partnership or the Operating Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership or the Operating Company or any other subsidiary of the Partnership or the Operating Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(ff)                              Licenses and Permits.  Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that are the responsibility of the charter parties to obtain pursuant to the terms of the charter agreements relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”), the Partnership Entities possess, and upon the consummation of the transactions contemplated by the Purchase Agreement the Acquisition Subsidiary will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their properties and to conduct their business in the manner described in the Disclosure Package and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Disclosure Package and the Prospectus, the Partnership Entities are, and upon the consummation of the transactions contemplated by the Purchase Agreement the Acquisition Subsidiary will be, in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such

Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  To the knowledge of the Partnership Parties, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(gg)                            Environmental Laws.  Each Partnership Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the charter parties under the Charter Agreements and that the Partnership Parties reasonably expect such charter parties to obtain, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of the Partnership Parties, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(hh)                          Intellectual Property.  Except as would not result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business in the manner described in the Disclosure Package and the Prospectus, and

(ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Partnership Entities.

(ii)                                  Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Disclosure Package or the Prospectus but is not so described.

(jj)                                Description of Legal Proceedings and Contracts; Filing of Exhibits.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.  The statements included in the Registration Statement, the Disclosure Package and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(kk)                          Sarbanes-Oxley Act of 2002.  On the Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Stock Market LLC that are effective and applicable to the Partnership.

(ll)                                  Investment Company.  None of the Partnership Entities is, and after giving effect to the offering and sale of the Units, none of the Partnership Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm)                  Passive Foreign Investment Company.  The Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ending December 31, 2013, and based on the Partnership’s current and expected assets, income and operations as described in the Disclosure Package and the Prospectus, the Partnership does not believe that it is likely to become a PFIC for any future taxable year.

(nn)                          Section 883 Exemption.  Based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Disclosure Package and the

Prospectus (or any documents incorporated by reference therein), the Partnership believes that it will qualify for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2013 and for future tax years, provided that less than 50 percent of its Common Units are owned by “5-percent shareholders” (other than Golar or its affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during each such year.

(oo)                          Tax Status.  The Partnership has properly elected to be classified as an association taxable as a corporation for United States federal income tax purposes.  In addition, each of the General Partner, Golar Maritime (Asia) Inc., Oxbow Holdings Inc., Aurora Management Inc. and Faraway Maritime Shipping Inc. is properly classified as an association taxable as a corporation for United States federal income tax purposes.  Each of the Partnership Entities, other than the Partnership and the entities referenced in the preceding sentence, has properly elected to be classified as disregarded as an entity separate from its owner for United States federal income tax purposes.

(pp)                          Books and Records.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(qq)                          Market Stabilization.  None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(rr)                                Foreign Corrupt Practices Act.  No Partnership Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(ss)                              Anti-Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(tt)                                Sanctions Laws and Regulations.  Neither the sale of the Firm Units by the Partnership hereunder nor the use of the proceeds thereof would reasonably be expected to cause any U.S. person participating in the offering, either as underwriter and/or purchaser of the Firm Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

(uu)                          Office of Foreign Assets Control.  None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of a Partnership Entity is currently subject to or engaged in any activity in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to or engaged in any activities in violation of any U.S. sanctions administered by OFAC.

(vv)                          Statistical Data.  Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate.

(ww)                      No Distribution of Other Offering Materials.  None of the Partnership Entities has distributed or, prior to the Closing Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with this Agreement or any other materials, if any, permitted by the Act, including Rule 134 thereunder.

(xx)                          Listing on the Nasdaq Global Market.  The Units have been approved to be listed on the Nasdaq Global Market, subject to official notice of issuance.

(yy)                          Disclosure Controls.  (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(zz)                            Transfer Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Firm Units to be sold by the Partnership in the manner contemplated by this Agreement or (B) the sale and delivery by the Underwriters of the Units as contemplated herein.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Partnership Party, as to matters covered thereby, to each Underwriter.

2.                                      Representations and Warranties of Golar.  Golar represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

(a)                                 Representation and Warranties of the Partnership Parties; Non-Disclosed Information.  Golar has no reason to believe that the representations and warranties of the Partnership Parties contained in Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Partnership Entities; and the sale of the Selling Unitholder Units by Golar pursuant to this Agreement is not prompted by any information concerning the Partnership Entities which is not set forth in the Prospectus or any supplement thereto.

(b)                                 No Material Misstatements or Omissions.  In respect of any statements in or omissions from the Registration Statement, the Disclosure Package, the Prospectus or any supplements thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership Parties by Golar specifically for use in connection with the preparation thereof, Golar hereby makes the same representations and warranties to each Underwriter as the Partnership Parties make to such Underwriter under Sections 1(b), 1(c) and 1(e).

(c)                                  Formation and Qualification of Golar.  Golar has been duly incorporated for an indefinite period as an exempted limited company, and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate capacity and power to enter into and perform its obligations under this Agreement and the Purchase Agreement.

(d)                                 Ownership of Selling Unitholder Units.  Golar has, and immediately prior to the Closing Date on which Golar is selling Selling Unitholder Units, Golar will have, good and valid title to the Selling Unitholder Units to be sold by the Selling Unitholder hereunder on the Closing Date.  Assuming that (i) each of the Underwriters acquires the interest in the respective Selling Unitholder Units  purchased by the Underwriters without notice of an adverse claim thereto, (ii) each of the Underwriters purchases the interest in the respective Selling Unitholder Units acquired by such Underwriter by making payment therefor, as provided for in the Underwriting Agreement, (iii) the Selling Unitholder Units shall have been delivered (within the meaning of Section 8-301 of the Uniform Commercial Code as in effect in the State of New York, the “UCC”) to The Depository Trust Company (“DTC”), Cede & Co. (“Cede”), or such other nominee as may be designated by DTC and DTC, Cede or such other nominee shall have become the registered owner of the Selling Unitholder Units, and (iv) the respective Selling Unitholder Units purchased by each of the Underwriters are credited to one or more “securities accounts” (as defined in Section 8-501(a) of the UCC) of such Underwriter maintained with DTC, each of the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Selling Unitholder Units purchased by such Underwriter, and no action based on an “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) may be asserted against any of the Underwriters with respect to such security entitlements.

(e)                                  Authorization, Execution and Delivery of this Agreement.  This Agreement and the Purchase Agreement have been duly authorized, executed and delivered by Golar.

(f)                                   No Conflicts.  None of (i) the offering or sale by Golar of the Selling Unitholder Units, pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Purchase Agreement by Golar, or (iii) the consummation of the transactions contemplated hereby or thereby (A) constituted, constitutes or will constitute a violation of Golar’s memorandum of association or bye-laws, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Golar is a party or by which it or any of its properties may be bound or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Golar or any of its properties or assets in a proceeding to which Golar or its property is a party, which conflicts, breaches, violations or defaults, in the case of clauses (iii)(B) or (iii)(C), would, individually or in the aggregate, reasonably be expected to materially impair the ability of Golar to consummate the transactions provided for in this Agreement or the Purchase Agreement.

(g)                                  Price Manipulation.  Golar will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(h)                                 Transfer Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Selling Unitholder Units to be sold by the Partnership in the manner contemplated by this Agreement or (B) the sale and delivery by the Underwriters of the Units as contemplated herein.

Any certificate signed by any Golar officer and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by Golar, as to matters covered thereby, to each Underwriter.

3.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership and Golar, severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Partnership and Golar, at a purchase price of $29.10 per unit, the aggregate number of Firm Units and Selling Unitholder Units set forth opposite such Underwriter’s name in Schedule I hereto.

4.                                      Delivery and Payment.  Delivery of and payment for the Units shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 9:00 a.m., New York City time, on December 11, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Partnership (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to the respective accounts of the Underwriters against payment by the Underwriters of the purchase price thereof to or, upon the order of the Partnership, by wire transfers payable in same-day funds to respective accounts specified by the Partnership and Golar.  Delivery of the Units shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

5.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

6.                                      Agreements.  Each of the Partnership Parties, jointly and severally, agrees with the Underwriters that:

(a)                                 Preparation of Prospectus and Registration Statement.  Prior to the termination of the offering of the Units, the Partnership will not file any amendment to the Registration Statement or supplement (including any Preliminary Prospectus or the Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object.  The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Underwriters of such timely filing.  The Partnership will promptly advise the

Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectus.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the (i) Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Partnership will (A) promptly notify the Underwriters so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until the Disclosure Package or such Issuer Free Writing Prospectus is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c)                                  Amendment of Registration Statement or Supplement of Prospectus.  If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Partnership promptly will (i) notify the Underwriters of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment, supplement or new registration statement that will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

(d)                                 Reports to Unitholders.  As soon as practicable, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)                                  Signed Copies of the Registration Statement and Copies of the Prospectus.  The Partnership will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   Qualification of Units.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)                                  Lock-Up Period.  The Partnership Parties and Golar will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction designed to or that might reasonably be expected to (i) result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Partnership Parties or any person in privity with any of them or any of their affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act) in any common units of the Partnership or any securities convertible into, or exercisable or exchangeable for, such common units; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement; provided, however, that the Partnership (A) may issue and sell common units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan of the Partnership in effect at the Execution Time, and (B) the Partnership may issue common units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h)                                 Price Manipulation.  The Golar Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i)                                     Expenses.  The Partnership Parties agree to pay the costs and expenses incident to the performance of its obligations and Golar’s obligations pursuant to this Agreement, including the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the expenses, if any, for the registration of the Units under the Exchange Act and the listing of the Units on the Nasdaq Global Market; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees); (viii) the expenses incurred by or on behalf of the Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and Golar; and (x) all other costs and expenses incident to the performance by the Golar Entities of their respective obligations hereunder.  Notwithstanding the foregoing, it is understood that except as expressly provided in this Section 6(i) or in Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel and transfer taxes on the resale by them of any of the Units. The provisions of this Section shall not supersede or otherwise affect any agreement that Golar and the Partnership may otherwise have for the allocation of expenses among themselves.

(j)                                    Free Writing Prospectus.  The Partnership agrees that, unless it has obtained or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or shall have obtained, as the case may be, the prior written consent of the

Partnership and the Underwriters, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of each Free Writing Prospectus included in Schedule III hereto and any bona fide electronic road show within the meaning of Rule 433.  Any such free writing prospectus consented to by the Underwriters or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)                                 Rule 463.  The Partnership will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

(l)                                     Investment Company.  As of the Closing Date, no Partnership Entity will be deemed an “investment company” as defined in the Investment Company Act.  For a period of five years after the Closing Date, the Partnership will use its reasonable best efforts to ensure that no Partnership Entity, or any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act.  Unless there has occurred a material change in the nature of the operations of the Partnership, for a period of five years after the Closing Date, the Partnership will use commercially reasonable efforts to ensure that the Partnership shall not become a PFIC.

(m)                             Sanctions Laws and Regulations.  The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering contemplated by this Agreement of the Sanction Laws and Regulations with respect to the sale of the Units hereunder.

7.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Units shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties and Golar contained herein as of the Execution Time, the Closing Date pursuant to Section 4 hereof, to the accuracy of the statements of the Partnership Parties and Golar made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties and Golar of their obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Partnership shall have requested and caused Seward & Kissel LLP, special Republic of Liberia and Republic of The Marshall Islands counsel for the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-1.

(c)                                  Golar shall have requested and caused MJM Limited, special Bermuda counsel for Golar, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-2.

(d)                                 The Partnership shall have requested and caused Vinson & Elkins L.L.P., U.S. counsel to the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-3.

(e)                                  The Partnership shall have requested and caused Harney Westwood & Riegels, special British Virgin Islands counsel to the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-4.

(f)                                   The Partnership shall have requested and caused L.O. Baptista, Schmidt, Valois, Miranda, Ferreira, Agel, special Brazilian counsel to the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-5.

(g)                                  The Partnership shall have requested and caused Watson, Farley & Williams (UK) LLP, special United Kingdom counsel for the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-6.

(h)                                 The Partnership shall have requested and caused Watson, Farley & Williams Asia Practice LLP, special Singapore counsel to the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-7.

(i)                                     The Partnership shall have requested and caused Hanafiah Ponggawa & Partners, special Indonesian counsel to the Partnership Entities, to have furnished to the Underwriters its written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C-8.

(j)                                    The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k)                                 The Partnership shall have furnished to the Underwriters a certificate of the Partnership, signed on behalf of the Partnership by the Principal Executive Officer and the Principal Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each bona fide electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i)                                     the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(l)                                     Golar shall have furnished to the Underwriters a certificate, signed on behalf of Golar by its Principal Executive Officer and the Principal Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each bona fide electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i)                                     the representations and warranties of Golar in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing, and Golar has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(m)                             The Partnership Parties shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, and (ii) stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings in the United States.

(n)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(o)                                 Prior to the Closing Date, the Golar Entities shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(p)                                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities, if any such securities are outstanding, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(q)                                 The Units shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, subject to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Underwriters.

(r)                                    At the Execution Time, the Golar Entities shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each of the persons listed on Schedule IV hereto.

(s)                                   At the date of this Agreement and at the Closing Date, the Underwriters shall have received from the Partnership a certificate substantially in the form of Exhibit D hereto and signed by the Principal Financial Officer of the Partnership.

(t)                                    The Partnership shall have requested and caused Pernille Noraas, as General Counsel, to have furnished to the Underwriters a certificate, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the, substantially to the effect set forth in Exhibit E.

(u)                                 Prior to the Closing Date, the Underwriters shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from Golar.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters.  Notice of such cancellation shall be given to the Partnership and Golar in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, on the Closing Date.

8.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11(i) hereof or because of any refusal, inability or failure on the part of the Partnership Parties or Golar to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties and Golar will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units. If the Partnership is required to make any payments to the Underwriters under this Section 8 solely because of Golar’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 7, Golar shall reimburse the Partnership on demand for all amounts so paid.

9.                                      Indemnification and Contribution.

(a)                                 Each of the Partnership Parties agrees, jointly and severally, to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of the Underwriters who have participated in the distribution of the Units as underwriters and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” contained in a Permitted Free Writing Prospectus filed or required to be filed pursuant to Rule 433(a) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties (i) by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information set forth in the last sentence of Section 9(c) or (ii) by or on behalf of Golar specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b)                                 Golar agrees to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of the Underwriters who have participated in the distribution of the Units as underwriters and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” contained in a Permitted Free Writing Prospectus filed or required to be filed pursuant to Rule 433(a) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, Base Prospectus, any

Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” contained in a Permitted Free Writing Prospectus filed or required to be filed pursuant to Rule 433(a) under the Act, or in any amendment thereof or supplement thereto in reliance upon and in conformity with the information provided by Golar; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Golar will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Golar Entities by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information set forth in the last sentence of Section 9(c).  This indemnity agreement will be in addition to any liability that Golar may otherwise have.  The liability of Golar under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds, after deducting underwriting fees and commissions but before deducting expenses, received by Golar from the offering of the Selling Unitholder Units purchased under the Agreement.

(c)                                  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership Parties and Golar, each of their respective directors, each of the officers who signs the Registration Statement, and each person who controls any Partnership Party and Golar within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties and Golar to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership Parties by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  Each Partnership Party acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and short sales in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and Golar agree, severally and not jointly, and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and Golar and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and Golar, respectively, on the one hand, and by the Underwriters, on the other, from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units)  be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and Golar, severally and not jointly, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties and Golar, respectively, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties and Golar, respectively, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership and Golar, respectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties, Golar and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties or Golar, as applicable, within the meaning of either the Act or the Exchange Act, each officer of any of the Partnership Parties or Golar who shall have signed the Registration Statement and each director of any of the Partnership Parties or Golar shall have the same rights to contribution as the Partnership Parties and Golar, as applicable, subject in each case to the applicable terms and conditions of this paragraph (e).

10.                               Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally but not jointly to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all of the remaining Underwriters) the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that, in the event that the aggregate number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter, the Partnership Parties or Golar.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and Golar and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Partnership and Golar prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the Nasdaq Stock Market LLC, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

12.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties and Golar or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Partnership Parties or Golar or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Underwriters, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicates Desk (fax number (212) 761-0260), with a copy to the Legal Department, and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); (ii) the Partnership Parties, will be mailed, delivered or telefaxed to the Partnership, c/o Golar Management Limited, 13th Floor, 1 America Square, 17 Crosswall, London, England (fax no. (+44) 207 063 7901), Attention: Graham Robjohns; and (iii) Golar, will be mailed, delivered or telefaxed to Golar, c/o Golar Management Limited, 13th Floor, 1 America Square, 17 Crosswall, London, England (fax no. (+44) 207 063 7901), Attention: Graham Robjohns.

14.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.                               No Fiduciary Duty.  Each of the Partnership Parties and Golar hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties and Golar, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties or Golar and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.

Furthermore, each of the Partnership Parties and Golar agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters).  Each of the Partnership Parties and Golar agrees that it will not claim that any of the Underwriters has rendered advisory services of any nature or respect, or that any of the Underwriters owes an agency, fiduciary or similar duty to the Partnership Parties or Golar, in connection with the transactions contemplated by this Agreement or the process leading thereto.

16.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Partnership Parties, Golar and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.                               Judicial Proceedings.

(a)                                 The Partnership Parties and Golar irrevocably (i) agree that any legal suit, action or proceeding against the Partnership Parties and Golar arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Partnership Parties has appointed Watson, Farley & Williams (New York) LLP, New York, New York, as its authorized agent (the “Authorized Agent”) and Golar has appointed Seward & Kissel LLP, as its Authorized Agent, upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Partnership Parties and Golar represent and warrant that the respective Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the respective Authorized Agent and written notice of such service to the Partnership Parties or Golar, as applicable, shall be deemed, in every respect, effective service of process upon the Partnership Parties or Golar, as applicable.

(b)                                 If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the Business Day proceeding that on which final judgment is given.  The obligations of the Partnership Parties and Golar in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Partnership Parties and Golar agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Partnership Parties and Golar an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

19.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

20.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus dated December 5, 2013, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) the information set forth on Schedule V hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means 4:20 p.m. (Eastern time) on December 5, 2013.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof that is used prior to the filing of the Prospectus.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 175(b),” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 462,” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Underwriters.

Very truly yours,

GOLAR LNG PARTNERS LP

By:	/s/ Graham Robjohns
Name: Graham Robjohns
Title: Attorney-in-fact

GOLAR GP LLC

By:	/s/ Graham Robjohns
Name: Graham Robjohns
Title: Attorney-in-fact

GOLAR PARTNERS OPERATING LLC

By:	/s/ Graham Robjohns
Name: Graham Robjohns
Title: Attorney-in-fact

GOLAR LNG LIMITED

By:	/s/ Graham Robjohns
Name: Graham Robjohns
Title: Attorney-in-fact

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Wiley Griffiths
Name: Wiley Griffiths
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Units to be Purchased
Morgan Stanley & Co. LLC	4,250,000
Wells Fargo Securities, LLC	4,250,000
Total	8,500,000

II-1

SCHEDULE II

Operating Subsidiaries

Name	Jurisdiction of Organization	Ownership
Golar LNG 2234 LLC	Republic of Liberia	100%
Golar Maritime (Asia) Inc.	Republic of Liberia	100%
Aurora Management Inc.	Republic of Liberia	90%
Faraway Maritime Shipping Company	Republic of Liberia	60%
Golar LNG 2215 Corporation	Republic of The Marshall Islands	100%
Golar LNG 2220 Corporation	Republic of The Marshall Islands	100%
Golar LNG Holding Corporation	Republic of The Marshall Islands	100%
Golar Freeze Holding Co.	Republic of The Marshall Islands	100%
Golar Spirit Co.	Republic of The Marshall Islands	100%
Golar Khannur Corp.	Republic of The Marshall Islands	100%
Gas Solutions Corp.	Republic of The Marshall Islands	100%
Golar LNG 2226 Corporation	Republic of The Marshall Islands	100%
Golar Grand Corporation	Republic of The Marshall Islands	100%
Golar Winter Corporation	Republic of The Marshall Islands	100%
Golar 2215 UK Ltd.	United Kingdom	100%
Golar Spirit UK Ltd.	United Kingdom	100%
Golar Winter UK Ltd.	United Kingdom	100%
Golar Freeze (UK) Ltd.	United Kingdom	100%
Golar 2226 (UK) Limited	United Kingdom	100%
Oxbow Holdings Inc.	British Virgin Islands	100%
Golar Serviços de Operação de Embarcaçŏes Ltda.	Brazil	100%
Golar LNG (Singapore) Pte Ltd.	Singapore	100%
PT Golar Indonesia	Republic of Indonesia	49%

II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Parties to Deliver Lock-up Letters

(1)                                 Golar LNG Energy Limited

(2)                                 Kate Blankenship

(3)                                 Tor Olav Troim

(4)                                 Kathrine Fredriksen

(5)                                 Hans Petter Aas

(6)                                 Graham Robjohns

(7)                                 Oistein Dahl

(8)                                 Brian Tienzo

(9)                                 Paul Leand, Jr.

(10)                          Bart Veldhuizen

(11)                          Carl Erik Steen

IV-1

SCHEDULE V

1.              Number of Firm Units: 5,100,000

2.              Number of Selling Unitholder Units: 3,400,000

3.              Public offering price: Variable price offering; $29.60 per Unit initial price to public

V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

December     , 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Golar LNG Partners LP (the “Partnership”), Golar GP LLC , Golar Partners Operating LLC and Golar LNG Limited, and each of you (the “Underwriters”), relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce each of you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by the Underwriters (provided that the transferee agrees to be bound by the terms hereof).

Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to the Common Units acquired in open market transactions after completion of the public offering, provided that with respect to any proposed subsequent sales of Common Units acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party or its affiliates under the Exchange Act shall be required or shall be voluntarily made in connection with such sales.

A-1

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B

Vessels

Vessel	Owner (Ownership Interest)	Jurisdiction of Registration
Golar Mazo	Faraway Maritime Shipping Company (100% ownership)	Liberia
Methane Princess	A&L CF June (3) Limited (100% ownership) Golar LNG 2215 Corporation (100% leasehold interest) Golar 2215 UK Ltd (100% sub-leasehold interest)	Marshall Islands
Golar Spirit	Golar Spirit Corporation (100% ownership)	Marshall Islands
Golar Winter	Golar Winter Corporation (100% ownership)	Marshall Islands
Golar Freeze	Golar Freeze UK Holding Co.	Marshall Islands
Nusantara Regas Satu	PT Golar Indonesia	Indonesia
Golar Grand	Golar Grand Corporation (100% ownership)	Marshall Islands
Golar Maria	Golar LNG 2234 LLC	Liberia

B-1

EXHIBIT C-1

FORM OF OPINION OF SEWARD & KISSEL LLP

EXHIBIT C-2

FORM OF OPINION OF MJM LIMITED

EXHIBIT C-3

FORM OF OPINION OF VINSON & ELKINS L.L.P.

EXHIBIT C-4

FORM OF OPINION OF HARNEY WESTWOOD & RIEGELS

EXHIBIT C-5

FORM OF OPINION OF L.O. BAPTISTA, SCHMIDT, VALOIS, MIRANDA, FERREIRA, AGEL

EXHIBIT C-6

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS (UK) LLP

EXHIBIT C-7

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS ASIA PRACTICE LLP

EXHIBIT C-8

FORM OF OPINION OF HANAFIAH PONGGAWA & PARTNERS

EXHIBIT D

FORM OF PRINCIPAL FINANCIAL OFFICER CERTIFICATE

The undersigned, the Principal Financial Officer acting for Golar LNG Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), hereby certifies pursuant to Section 7(s) of that certain Underwriting Agreement dated December 5, 2013 (the “Underwriting Agreement”), by and among the Partnership, Golar GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands, Golar Partners Operating LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands, Golar LNG Limited, a Bermuda exempted company, and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the underwriters, that as of the date hereof:

1.     He is responsible for the Partnership’s financial accounting and is familiar with the internal accounting records of the Partnership.

2.     To his knowledge, (i) at October 31, 2013, there was no decrease in the consolidated net current assets (increase in net current liabilities) or decrease in partners’ capital of the Partnership (without regard to movements in cash and cash equivalents and accounting revaluations associated with the movement of foreign exchange rates or interest rates, including changes in fair value and/or changes due to hedging ineffectiveness, if any, of derivatives and assets and liabilities denominated in a foreign currency, and changes in the provision for income taxes of the Partnership; excluding impairment charges, if any; and, without regard to cash distributions declared and paid in the period between October 1, 2013 through October 31, 2013 but relating to reporting periods ending prior to September 30, 2013. However, to include an adjustment to consolidated net current assets (net current liabilities) and partners’ capital as of October 31, 2013 for the effect of recognizing an adjustment for a cash distribution based on the most recent distribution paid, but prorated for the period from October 1, 2013 through October 31, 2013) as compared to the amounts shown in the September 30, 2013 balance sheet included in the Registration Statement, except in all instances for decreases that the Disclosure Package and the Prospectus disclose have occurred or may occur or (ii) for the period from October 1, 2013 through October 31, 2013, there was no decrease, as compared to the corresponding period in the preceding year, in operating revenues net of vessel operating expenses of the Partnership (prepared using estimated foreign exchange rates for the period from October 1, 2013 through October 31, 2013).

3.     This certificate is given to assist the underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Units as proposed in the Underwriting Agreement.

Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Underwriting Agreement.

D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of December 2013.

By:
Name: Brian Tienzo
Title: Principal Financial Officer

[Principal Financial Officer Certificate]

EXHIBIT E

FORM OF GENERAL COUNSEL’S CERTIFICATE OF GOLAR LNG PARTNERS LP

December     , 2013

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

Ladies and Gentlemen:

Referring to Section 6(t) of the Underwriting Agreement, dated as of December 5, 2013 (the “Underwriting Agreement”), by and among Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC  (the “Underwriters”) and Golar LNG Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands, Golar LNG Limited, a Bermuda exempted company, Golar GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands, and Golar Partners Operating LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands, the undersigned, in her capacity as the General Counsel, Pernille Noraas, and not in his individual capacity, has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and hereby certifies on behalf of the Company that:

Except as described in the Disclosure Package and the Prospectus, to the best of my knowledge, no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, is pending or threatened, to which any of the Partnership Entities is or may be a party or to which the property of any of the Partnership Entities is or may be subject or that would be required to be disclosed in the Registration Statement, which is not adequately disclosed in the Disclosure Package and Prospectus as required, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

In certifying the above, I have examined originals, or copies certified to my satisfaction, of such corporate records of the Partnership Entities, agreements and other instruments, certificates of public officials, certificates of officers of the Partnership Entities or representatives thereof, and other documents, as I have deemed necessary as a basis for the certifications above.  When relevant facts were not independently established by me, I have relied upon written and oral statements of governmental officials and upon certifications or representations of the Partnership Entities or officers or other representatives of any of the foregoing and of other appropriate persons made in or pursuant to the Underwriting Agreement or any of the documents delivered in connection with the transactions contemplated thereby.

Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Underwriting Agreement.

E-2

Very truly yours,

GOLAR LNG PARTNERS LP

By:
Name:
Title:

[Form of General Counsel’s Certificate]|